Exhibit 4.1

	8.0% SERIES C CUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST	8.0% SERIES C CUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST
Certificate Number ZQ 000188	THIS CERTIFICATE IS TRANSFERABLE IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK	Shares * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * *

INNKEEPERS USA TRUST

A REAL ESTATE INVESTMENT TRUST

ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT	SPECIMEN	CUSIP 4576J0 40 1 SEE REVERSE FOR CERTAIN DEFINITIONS AND IMPORTANT NOTICE

is the owner of	Shares

FULLY PAID AND NON-ASSESSABLE 8.0% SERIES C CUMULATIVE PREFERRED SHARES OF BENEFICIAL

INTEREST, $.01 PAR VALUE PER SHARE, OF

Innkeepers USA Trust (the “Company”), a Maryland real estate investment trust formed under the laws of the State of Maryland and under and subject to the provisions of the Declaration of Trust, filed with the State Department of Assessments and Taxation of Maryland, and the Bylaws of the Company, both as amended from time to time. The shares represented by this Certificate are subject to all of the provisions of the Declaration of Trust of the Company and any amendments thereto and are transferable only on the share transfer books of the Company by the holder of record hereof in person or by duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Company’s transfer agent and registrar.

In Witness Whereof, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED <<Month Day, Year>>
/s/ Chairman of the Board and President		COUNTERSIGNED AND REGISTERED: COMPUTERSHARE INVESTOR SERVICES, LLC. (CHICAGO) TRANSFER AGENT AND REGISTRAR,
/s/		By

Secretary	SECURITY INSTRUCTIONS ON REVERSE	AUTHORIZED SIGNATURE

THE 8.0% SERIES C CUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST, $.01 PAR VALUE PER SHARE, REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“THE CODE”). NO PERSON MAY (I) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN COMMON SHARES IN EXCESS OF 9.8% OF THE NUMBER OF OUTSTANDING COMMON SHARES; (II) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN PREFERRED SHARES OF ANY SERIES OF PREFERRED SHARES IN EXCESS OF 9.8% OF THE NUMBER OF OUTSTANDING PREFERRED SHARES OF SUCH SERIES; (III) BENEFICIALLY OWN EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION); (IV) BENEFICIALLY OWN EQUITY SHARES THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE; OR (V) CONSTRUCTIVELY OWN EQUITY SHARES THAT WOULD CAUSE THE COMPANY TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE COMPANY’S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY IN WRITING. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE EQUITY SHARES REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND THAT ARE DEFINED IN THE COMPANY’S AMENDED AND RESTATED DECLARATION OF TRUST, AS THE SAME MAY BE FURTHER AMENDED FROM TO TIME, SHALL HAVE THE SAME MEANINGS ASCRIBED TO THEM THEREIN. A COPY OF SUCH DECLARATION OF TRUST, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(D) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS OF BENEFICIAL INTEREST WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION OF TRUST OF THE COMPANY, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-..................... Custodian.......................... (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act...........................
(State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT ....................................Custodian (until age. . . )................. (Cust) (Minor) under Uniform Transfers to Minors Act....................
(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE	[ ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of beneficial interest of the Company represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated:	20	Signature:

Signature(s) Guaranteed:		Signature:
BY:			Notice:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.